Exhibit 23


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JOHNNY WALKER, CPA
Certified Public Accountants

Member of:
American Institute of Certified Public Accountants
California Society of Certified Public Accountants


Auust 3, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20541

                        Re:  Black IPO, Inc.
                             Form SB-2

Gentlemen/Madame:

This is reference to the above Registrant, Black IPO, Inc. I consent to the inclusion of my Firm as the Certified Public Accountants.

Respectfully submitted,

/s/  Johnny Walker
Johnny Walker, CPA







            4533 West Imperial Highway, Suite A, Inglewood, CA 90304
                       (310) 671-5993, FAX (310) 671-5581